Exhibit 10.3

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of June 14, 2013 is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent pursuant to the First Lien Credit Agreement (as hereinafter defined) for the lenders who are party from time to time thereto and the holders of the other Credit Party Obligations (as defined in the First Lien Credit Agreement) thereunder (in such capacity, together with its successors and assigns in such capacity, the “First Lien Agent”), and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as collateral agent pursuant to the Indenture (as hereinafter defined) for the Notes Trustee and Noteholders (each as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Second Lien Agent”) and is accepted and agreed to by the Notes Trustee.

WITNESSETH:

WHEREAS, the Borrower (as hereinafter defined), the First Lien Lenders (as hereinafter defined), and the First Lien Agent have previously entered into a Second Amended and Restated Credit Agreement, dated as of November 18, 2011, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 30, 2012, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”) dated as of August 16, 2012 and as amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of January 14, 2013  (as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or Refinanced from time to time, the “First Lien Credit Agreement”); and

WHEREAS, the Borrower and U.S. Bank National Association, in its capacity as trustee (together with its successors and assigns, the “Notes Trustee”) and Second Lien Agent, have entered into the Indenture, dated as of January 28, 2013, (as such Indenture may be amended, modified, supplemented, extended, renewed, restated or Refinanced from time to time, the “Indenture”), governing the Borrower’s 7.125% Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, it is a requirement of the First Lien Credit Agreement pursuant to the Second Amendment that the First Lien Agent (for itself and for the benefit of the First Lien Lenders) and the Second Lien Agent (for itself and for the benefit of the Notes Trustee and the holders of the Notes) enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

“Bankruptcy Code” shall mean title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

“Borrower” shall mean, GenCorp Inc., an Ohio corporation and its successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any successor or assign.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which First Lien Agent and the Second Lien Agent are open for the transaction of business.

“Collateral” shall mean all of the personal property and interests in personal property, tangible or intangible, now owned or hereafter acquired by any Obligor in or upon which First Lien Agent or any other Person under the First Lien Lender Documents at any time has a Lien and the Second Lien Agent or any other Person under the Noteholder Collateral Documents at any time has a Lien, and including, without limitation, all proceeds of such personal property and interests in personal property; provided, however that the term Collateral as it relates to the Noteholder Debt shall not include the Excluded Property.

“Comparable Noteholder Collateral Document” shall mean, in relation to any Collateral, any Noteholder Collateral Document which creates a Lien in the Collateral, granted by one or more of the Obligors, as applicable.

“Conforming Plan of Reorganization” shall mean any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Excluded Property” shall mean (a) any and all real property owned or leased by the Borrower and the Guarantors from time to time and (b) any Capital Stock or other securities of any Affiliate of the Company that does not secure the Noteholder Debt as a result of the 3-16 Limitation (as defined in the Noteholder Collateral Documents).

“First Lien Agent” shall have the meaning set forth in the recitals hereto and shall include any successor thereto exercising substantially the same rights and powers, or if there is no acting First Lien Agent under the First Lien Credit Agreement, the Required Lenders under the First Lien Credit Agreement.

“First Lien Collateral Documents” shall mean the Security Agreement dated as of November 18, 2011, among the Borrower, the Guarantors and the First Lien Agent, the Pledge Agreement dated as of November 18, 2011, among the Borrower, the Guarantors and the First Lien Agent and any other document or instrument executed and delivered at any time pursuant to any First Lien Lender Document or otherwise, pursuant to which a Lien is granted by an Obligor to secure First Lien Debt or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.

“First Lien Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to the First Lien Agent or any other First Lien Lender arising under the First Lien Credit Agreement or any of the other First Lien Lender Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the applicable First Lien Lender Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

“First Lien Guarantors” shall mean the “Guarantors” as defined in the First Lien Credit Agreement.

“First Lien Lender Documents” shall mean, collectively, the First Lien Credit Agreement and each of the other Credit Documents (as defined in the First Lien Credit Agreement or any similar term in any replacement or Refinanced First Lien Credit Agreement), as any of the foregoing may be amended, modified, supplemented, extended, renewed, restated, replaced or Refinanced from time to time.

“First Lien Lender Termination Date” shall mean the date that all of the following have occurred: (a) the First Lien Lenders have received the payment in full in cash or other immediately available funds of all of the First Lien Debt (other than contingent indemnity obligations not yet due and payable), (b) the First Lien Agent shall have received either cash collateral or a letter of credit with respect to contingent obligations in accordance with the First Lien Credit Agreement as in effect on the date hereof, and (c) the agreement of the First Lien Lenders to make any further loans or provide any further financial accommodations to the Borrower shall have been terminated.

“First Lien Lenders” shall mean the Persons holding First Lien Debt, including, without limitation, the First Lien Agent.

“Guarantor” shall mean (a) each entity listed as a “Guarantor” on the signature pages to the Obligor Acknowledgement hereto, and in each case, such entity’s successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such entity or on behalf of any successor or assign, and (b) each other Person (other than the Borrower) now or at any time hereafter liable on or in respect of any of the First Lien Debt or the Noteholder Debt, and each of such Person’s successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” shall mean, as to any Person, any of the following:

(a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency or reorganization law of any jurisdiction affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person; or

(b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets; or

(c) any proceeding for liquidation, dissolution or other winding up of the business of such Person; or

(d) any assignment for the benefit of creditors of assets of such Person.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

“Noteholder Collateral Documents” shall mean the Noteholder Security Agreement and any other document or instrument executed and delivered at any time pursuant to any Noteholder Document or otherwise, pursuant to which a Lien is granted by an Obligor to secure Noteholder Debt or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time; provided, however that no mortgages or deeds of trust in respect of Excluded Property shall constitute Noteholder Collateral Documents.

“Noteholder Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor arising under the Noteholder Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

“Noteholder Documents” shall mean the Indenture, the Notes, the Noteholder Collateral Documents and any other document or instrument executed and delivered at any time pursuant to any Noteholder Document or otherwise, with respect to any Noteholder Debt, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Noteholder Security Agreement” shall mean the security agreement dated as of the date hereof, among the Borrower, the Guarantors and the Second Lien Agent.

“Noteholders” shall mean the Persons holding Noteholder Debt, including the Second Lien Agent and the Notes Trustee.

“Notes” shall have the meaning set forth in the recitals hereto.

“Notes Trustee” shall have the meaning set forth in the recitals hereto.

“Obligor” shall mean, individually and collectively, the Borrower and the Guarantors.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Plan of Reorganization” means any plan or reorganization, plan of compromise, plan of liquidation, agreement for composition, plan of arrangement or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Recovery” shall have the meaning set forth in Section 6.6 hereof.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Lenders” shall mean, with respect to any amendment or modification of the First Lien Credit Agreement, or any termination or waiver of any provision of a First Lien Lender Document, or any consent or departure by any of the Obligors therefrom, those First Lien Lenders, the approval of which is required under the terms of the First Lien Credit Agreement to approve such amendment or modification, termination or waiver or consent or departure under the First Lien Credit Agreement or such First Lien Lender Document, as applicable.

“Second Lien Agent” shall have the meaning set forth in the recitals hereto and shall include any successor thereto exercising substantially the same rights and powers.

“Standstill Period” shall have the meaning set forth in Section 3.1(b).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of the State of New York, as amended.

Section 2. Lien Priorities.

2.1 Acknowledgment of Liens. The First Lien Agent hereby acknowledges that the Second Lien Agent acting for and on behalf of the Noteholders has been granted Liens upon all of the Collateral (other than the Excluded Property) pursuant to the Noteholder Documents to secure the Noteholder Debt. The Second Lien Agent hereby acknowledges that the First Lien Agent, acting for and on behalf of the First Lien Lenders, has been granted Liens upon all of the Collateral pursuant to the First Lien Lender Documents to secure the First Lien Debt.

2.2 Subordination. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the First Lien Agent or any other First Lien Lender in any Collateral, and notwithstanding any conflicting provisions, terms or conditions of the UCC or any other applicable law or the Noteholder Documents or the First Lien Lender Documents or any other circumstance whatsoever, the Second Lien Agent, for and on behalf of the Noteholders hereby agrees that: (a) any Lien on the Collateral securing any or all of the First Lien Debt now or hereafter held by the First Lien Agent or any other First Lien Lender shall be senior and prior to any Lien on the Collateral securing any or all of the Noteholder Debt; and (b) any Lien on the Collateral now or hereafter held by the Second Lien Agent or any other Noteholder securing Noteholder Debt regardless of how acquired, whether by grant, statute, operation of law, judgment, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any or all of the First Lien Debt. All Liens on the Collateral securing any or all of the First Lien Debt shall be and remain senior to all Liens on the Collateral securing any or all of the Noteholder Debt for all purposes, whether or not any such Liens securing any of the First Lien Debt are subordinated to any Lien securing any other obligation of the Borrower or any Guarantor.

2.3 Prohibition on Contesting Liens. Each of the Second Lien Agent, for and on behalf of each Noteholder, and the First Lien Agent, for and on behalf of each First Lien Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency Proceeding), the priority, validity or enforceability of a Lien held by the First Lien Agent or any other First Lien Lender in any of the Collateral or by the Second Lien Agent or any other Noteholder in any of the Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or the Second Lien Agent or any First Lien Lender or any Noteholder to enforce this Agreement.

2.4 No New Liens. Until the First Lien Lender Termination Date, (a) neither the Borrower nor any Guarantor shall grant (i) to the Second Lien Agent or any other Noteholder any Lien upon any assets or properties of any Obligor unless the First Lien Agent has been granted a Lien on such assets or properties that is senior and prior to the Liens thereon of the Second Lien Agent and the other Noteholders and (ii) to the First Lien Agent or any First Lien Lender any Lien upon any assets or properties of any Obligor unless the Second Lien Agent has been granted a Lien on such assets or properties that is junior to the Liens thereon of the First Lien Agent and the First Lien Lenders and (b) the parties hereto agree that, after the date hereof, if the Second Lien Agent or any other Noteholder shall nonetheless hold any Lien on any assets or properties of any Obligor that are not also subject to the senior and prior Lien of the First Lien Agent, the Second Lien Agent, upon demand by the First Lien Agent, will either release (or cause the release of) such Lien or assign (or cause to be assigned) such Lien to the First Lien Agent, or otherwise execute such documents and/or instruments reasonably requested by the First Lien Agent acknowledging and confirming that the Second Lien Agent (as applicable) holds (and shall be deemed to have held) such Lien and security interest for the benefit of the First Lien Agent as security for the First Lien Debt subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4. Until the Second Lien Lender Termination Date, if the First Lien Agent or any other First Lien Lender shall nonetheless hold any Lien on any assets or properties of any Obligor that are not also subject to the junior Lien of the Second Lien Agent, the First Lien Agent upon the request of the Second Lien Agent shall execute such documents and/or instruments as may be reasonably necessary or as reasonably requested by the Second Lien Agent acknowledging and confirming that the First Lien Agent (as applicable) holds (and shall be deemed to have held) such Lien and security interest for the benefit of the Second Lien Agent as security for the Noteholder Debt subject to the priorities set forth herein, with any amounts received thereof subject to distribution under Section 4.  Notwithstanding the foregoing, the First Lien Debt shall not be prohibited from being secured by any asset constituting Excluded Property that does not secure the Noteholder Debt.

Section 3. Enforcement.

3.1 Exercise of Remedies.

                      (a)  Prior to the First Lien Lender Termination Date, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Second Lien Agent and the other Noteholders will not (A) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral, or institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, (B) contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any other First Lien Lender, or any exercise of any right under any cash management agreement, landlord waiver or bailee’s letter or similar agreement or arrangement or of any rights and remedies relating to the Collateral under the First Lien Lender Documents or otherwise, or (C) object to the forbearance by the First Lien Agent and the other First Lien Lenders or any of them from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral. Prior to the First Lien Lender Termination Date, the First Lien Agent and the other First Lien Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) and make determinations regarding release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Agent or any other Noteholder; provided that (i) in any Insolvency Proceeding commenced by or against any Obligor, the Second Lien Agent may file a proof of claim with respect to the Noteholder Debt and the Noteholders may vote with respect to any Conforming Plan of Reorganization, (ii) the Second Lien Agent may (x) send such notices of the existence of, or any evidence or confirmation of, the Noteholder Debt under the Noteholder Documents or the Liens of the Second Lien Agent, or any other collateral agent, agent or representative of the Noteholders which has appointed the Second Lien Agent to act for, and bind, it (and all Noteholders for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement, in the Collateral to any court or governmental agency or (y) file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of the Second Lien Agent, or any other collateral agent, agent or representative of the Noteholders which has appointed the Second Lien Agent to act for, and bind, it (and all Noteholders for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement, in the Collateral, (iii) the Second Lien Agent may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of any Noteholder, including any claims secured by the Collateral, in each case to the extent not inconsistent with the terms of this Agreement, (iv) the Second Lien Agent or any other collateral agent, agent or representative of the Noteholders which has appointed the Second Lien Agent to act for, and bind, it (and all Noteholders for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement, may take action in order to create, perfect or preserve (but not enforce) its Lien on any Collateral, (v) in any Insolvency or Liquidation Proceeding, the Second Lien Agent and Noteholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either applicable bankruptcy law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, (vi) in any Insolvency or Liquidation Proceeding, the Second Lien Agent and Noteholders shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof (it being understood that the Second Lien Agent and Noteholders shall not be permitted to vote in favor or support of any plan of reorganization that is not a Conforming Plan or Reorganization), and (vii) the Second Lien Agent or any Noteholder may exercise any of its rights or remedies with respect to the Collateral after termination of the Standstill Period. The Second Lien Agent, for and on behalf of the Noteholders, agrees that, unless and until the First Lien Lender Termination Date has occurred, the Second Lien Agent and the other Noteholders will not commence, or join with any Person (other than the First Lien Agent and/or the other First Lien Lenders upon the request thereof) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents or otherwise; and the Second Lien Agent and the other Noteholders will not take any action that would hinder any exercise of remedies undertaken by the First Lien Agent or any other First Lien Lender under any of the First Lien Lender Documents, including any sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise. In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the other First Lien Lenders or any of them may enforce the provisions of the First Lien Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or similar laws of any applicable jurisdiction. Without limiting the generality of the foregoing, unless and until the First Lien Lender Termination Date has occurred, except as expressly provided above in this Section 3.1(a) or the proviso of Section 3.1(b), the sole right of the Second Lien Agent and the other Noteholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the First Lien Lender Termination Date has occurred.

                      (b)  The Second Lien Agent, for and on behalf of the Noteholders, hereby waives any and all rights it or any other Noteholder may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or any other First Lien Lender seek to enforce or collect any First Lien Debt or any Liens granted in any of the Collateral; provided that, notwithstanding any other provision of this Agreement (including Section 3(a) above), but subject at all times to the provisions of Section 4 of this Agreement, the Second Lien Agent may enforce or exercise any or all such rights and remedies, or commence, petition or file for any such action or proceeding, (i) after a period (the “Standstill Period”) ending one hundred eighty (180) days after the date that the First Lien Agent receives written notice from the Second Lien Agent that Second Lien Agent has declared, in writing, the existence of any event of default under any of the Noteholder Documents and has accelerated the payment of all the principal amount of the Noteholder Debt and has demanded, in writing, the repayment of such Noteholder Debt from the Obligors, and (ii) if and only if, as of the expiration of such one hundred eighty (180) day period, (A) the applicable event of default set forth in the written notice delivered pursuant to Section 3.1(b)(i) above is continuing and has not been cured, waived or remedied, and (B) the First Lien Agent or any other First Lien Lender is not then diligently pursuing in good faith the exercise of its enforcement rights or remedies against a material portion of the Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promotion or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the First Lien Agent, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral).

Section 4. Payments.

4.1 Application of Proceeds. Until the First Lien Lender Termination Date has occurred, all cash proceeds of Collateral received in connection with any sale or other disposition of, or collection or other realization on, such Collateral (except for payments in respect of the Notes made in accordance with any provision of the First Lien Lender Documents expressly permitting such payments) shall be paid to the First Lien Agent and shall be applied by the First Lien Agent to the First Lien Debt in such order as specified in the First Lien Credit Agreement. On and after the First Lien Lender Termination Date, the First Lien Agent shall promptly deliver to the Second Lien Agent any Collateral and any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

4.2 Payments Over. Any Collateral or proceeds thereof received by the Second Lien Agent or any other Noteholder at any time prior to the First Lien Lender Termination Date (except for payments in respect of the Notes made in accordance with any provision of the First Lien Credit Agreement expressly permitting such payments) shall be segregated and held in trust by the Second Lien Agent. The Second Lien Agent shall, at the Borrower’s expense, promptly send written notice to the First Lien Agent upon receipt of such Collateral or proceeds and if directed by the First Lien Agent within five (5) days after receipt by the First Lien Agent of such written notice, shall deliver such Collateral or proceeds to the First Lien Agent in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

Section 5. Other Agreements.

5.1 Releases.

(a) If in connection with:

           (i) the exercise of the First Lien Agent’s rights and remedies in respect of any of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer, or other disposition of such Collateral and, as of the date thereof, an Event of Default under, and as defined in, the First Lien Credit Agreement or any of the other First Lien Lender Documents exists and is continuing; or

           (ii) any sale, lease, exchange, transfer, or other disposition of Collateral permitted under the terms of the First Lien Lender Documents and the Noteholder Documents (as in effect on the date hereof);

the First Lien Agent, for and on behalf of the First Lien Lenders, releases any of its Liens on any part of the Collateral (or releases any Guarantor from its obligations under the First Lien Credit Agreement or any of the other First Lien Lender Documents), then, the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Noteholders, on such Collateral (or the obligations of such Guarantor under its guaranty of the Noteholder Debt, as the case may be) shall be automatically, unconditionally and simultaneously released, and the Second Lien Agent, for itself or on behalf of any such Noteholder, shall promptly execute and deliver to the First Lien Agent or the Obligors (as applicable) such UCC amendments, releases and other documents on customary terms (which releases and documents should be substantially identical to the comparable releases and other documents executed by the First Lien Agent in connection with such release) as the First Lien Agent or the Obligors may reasonably request to effectively confirm such release; provided that the proceeds of any Collateral received pursuant to clause (i) of this Section 5.1(a) shall be applied pursuant to Section 4 above.

(b) The Second Lien Agent, for and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent or such Noteholder or in the First Lien Agent’s name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including, without limitation, any financing statement amendments, endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable.

5.2 Insurance. Until the First Lien Lender Termination Date, the First Lien Agent and the other First Lien Lenders shall have the sole and exclusive right, subject to the rights of the Borrower under the relevant First Lien Lender Documents, to adjust settlement for any insurance policy covering any Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting any Collateral. Until the First Lien Lender Termination Date, all proceeds of any such policy and any such award shall be paid to the First Lien Agent for the benefit of the First Lien Lenders to the extent required under the First Lien Credit Agreement and the other First Lien Lender Documents and thereafter to the Second Lien Agent for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents. If the Second Lien Agent or any other Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.

5.3 Amendments to Noteholder Collateral Documents.

(a) Until the First Lien Termination Date has occurred, without the prior written consent of the First Lien Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document would (i) provide any restriction on the Obligors’ ability to incur First Lien Debt, to grant Liens to the First Lien Agent for the benefit of the First Lien Lenders or otherwise to perform their obligations under the First Lien Lender Documents, in each case that is more restrictive than is contained in the Noteholder Documents on the date hereof, (ii) change the rate of interest payable on or alter the amount or dates for payment of any principal or other sum due in respect of the Noteholder Debt, other than to reduce such rate of interest or amount or extend the maturity of any such payment, or (iii) otherwise be inconsistent with any of the terms of any of the First Lien Lender Documents or this Agreement. The Second Lien Agent agrees that each Noteholder Collateral Document shall include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 14, 2013 (as amended, modified, supplemented or replaced from time to time, the “Intercreditor Agreement”), between Wells Fargo Bank, National Association, as First Lien Agent, and U.S. Bank National Association, as Second Lien Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) Notwithstanding anything to the contrary herein, in the event the First Lien Agent or the Required Lenders enter into any amendment, waiver or consent in respect of any of the First Lien Lender Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Documents or changing in any manner the rights of the First Lien Agent, any other First Lien Lender, or any of the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Second Lien Agent or the other Noteholders and without any action by the Second Lien Agent or any Obligor; provided, however, that no such amendment, waiver or consent (i) shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is required or permitted by Section 5.1 or (ii) shall alter the rights or duties of Second Lien Agent without its consent.

5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Lien Agent and the other Noteholders may exercise rights and remedies as an unsecured creditor against the Borrower and its subsidiaries in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any other Noteholder of the required payments of interest on and principal of the Notes so long as such receipt is (a) not the direct or indirect result of the exercise by the Second Lien Agent or any other Noteholder of rights or remedies as a secured creditor or enforcement of any Lien held by any of them in contravention of this Agreement and (b) permitted by the terms of the Indenture. In the event the Second Lien Agent or any other Noteholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Debt on the same basis as the other Liens securing the Noteholder Debt are so subordinated to such First Lien Debt under this Agreement. Nothing in this Agreement modifies any rights or remedies the First Lien Agent or any other First Lien Lender may have with respect to the Collateral.

5.5 Bailee for Perfection.

           (a)  The Second Lien Agent hereby appoints the First Lien Agent to hold, and the First Lien Agent accepts such appointment and agrees to hold, all of the Collateral in the First Lien Agent’s possession or control (or in the possession or control of its agents or bailees) as bailee and agent for the benefit and on behalf of the Second Lien Agent and Noteholders, solely for the purpose of perfecting the security interest granted in such Collateral pursuant to the Noteholder Collateral Documents, subject to the terms and conditions of this Section 5.5.

           (b) Until the First Lien Lender Termination Date, the First Lien Agent shall be entitled to deal with the Collateral in their possession or control in accordance with the terms of the First Lien Lender Documents. The rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Lender Documents.

           (c) The First Lien Agent shall have no obligation whatsoever to the Second Lien Agent or any other Noteholder to assure that the Collateral in the First Lien Agent’s possession or control is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agent under this Section 5.5 shall be limited solely to holding the Collateral in its possession or control as bailee for the Second Lien Agent for purposes of perfecting the Lien held by the Second Lien Agent and to using the same degree of care with respect to such Collateral as the First Lien Agent uses for similar property pledged to it as collateral for indebtedness generally.

           (d) The First Lien Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any other Noteholder.

           (e) Upon the First Lien Lender Termination Date, the First Lien Agent shall deliver to the Second Lien Agent the Collateral in its possession or control (or in the possession or control of its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Lien Agent to obtain control of such Collateral), or as a court of competent jurisdiction may otherwise direct.

5.6 When Discharge of First Lien Debt Deemed to Not Have Occurred. If at any time after one of the events described in the definition of the First Lien Lender Termination Date has occurred the Obligors, either in connection therewith or thereafter, enter into any Refinancing of any First Lien Lender Document evidencing First Lien Debt, then such event described in the definition of First Lien Lender Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such event), and the obligations under such Refinancing shall automatically be treated as First Lien Debt for all purposes of this Agreement, including without limitation for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the First Lien Agent under such Refinanced First Lien Lender Documents shall be the First Lien Agent for all purposes of this Agreement. Upon receipt of written notice of such designation (including the identity of the new First Lien Agent thereunder), the Second Lien Agent shall, at the expense of the Borrower, promptly deliver to the First Lien Agent any Collateral in the Second Lien Agent’s possession and control together with any necessary endorsements (or otherwise allow the First Lien Agent to obtain control of such Collateral).

Section 6. Insolvency Proceedings.

6.1 Insolvency Proceedings Generally. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or the commencement of any other Insolvency Proceedings and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for any Obligor and any Obligor as debtor-in-possession. The relative rights of the First Lien Agent and Second Lien Agent in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such petition on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Obligor as debtor-in-possession.

6.2 Financing Issues. If any Obligor shall be subject to any Insolvency Proceeding and the First Lien Agent or any other First Lien Lender shall desire to permit the use of cash collateral that constitutes Collateral or to permit any Obligor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code that is to be secured by any of the Collateral (“DIP Financing”), and if (x) the DIP Financing is secured by Liens on the Collateral that are senior to or pari passu with the Liens of the First Lien Lenders on the Collateral and (y) to the extent the First Lien Lenders receive additional or replacement liens on post-petition assets in connection with such DIP Financing and the Second Lien Agent, for the benefit of the Noteholders, receives additional or replacement liens on such post-petition assets that are junior and subordinate to the First Lien Lenders’ replacement liens to the same extent as the Second Lien Agent’s Liens on the Collateral are junior and subordinate to the First Lien Lenders’ Liens on the Collateral, then the Second Lien Agent, on behalf of itself and the other Noteholders, agrees that (a) it will not raise any objection to such use of cash collateral or DIP Financing; provided that the Second Lien Agent may object to such DIP Financing if (A) any such cash collateral use or DIP Financing compels any Obligor to seek confirmation of a specific Plan of Reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (B) the terms of such DIP Financing or cash collateral use require any Obligor to seek approval for any Plan of Reorganization that is not a Conforming Plan of Reorganization, or (C) the terms of such DIP Financing require the Noteholders to extend additional credit pursuant to such DIP Financing, (b) it will not request adequate protection or any other relief in connection therewith that is not otherwise permissable under Section 6.4, and (c) it will subordinate its Liens in the Collateral to such DIP Financing (and all obligations secured thereby) on the same basis as the Liens securing the Noteholder Debt are subordinated to the Liens securing First Lien Debt under this Agreement.

6.3 Relief from the Automatic Stay. The Second Lien Agent, on behalf of itself and the other Noteholders, agrees that, until the First Lien Lender Termination Date, none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent and the Required Lenders.

6.4 Adequate Protection. The Second Lien Agent, on behalf of itself and the other Noteholders, agrees that none of them shall contest (or support any other Person in contesting) (a) any request by the First Lien Agent or any of the other First Lien Lenders for adequate protection or (b) any objection by the First Lien Agent or any other First Lien Lender to any motion, relief, action or proceeding based on the First Lien Agent or any other First Lien Lender claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency Proceeding, (i) if the First Lien Agent or the other First Lien Lenders (or any subset thereof) are granted adequate protection in the form of replacement Liens or Liens on additional Collateral in connection with any DIP Financing or use of its cash collateral under Section 363 or Section 364 of the Bankruptcy Code, then the Second Lien Agent, on behalf of itself or any other Noteholder, may seek or request adequate protection in the form of a replacement Lien or a Lien on such additional Collateral (as applicable), which Lien is subordinated to the Liens securing the First Lien Debt and such DIP Financing (and all obligations secured thereby) on the same basis as the other Liens securing the Noteholder Debt are so subordinated to the Liens securing the First Lien Debt under this Agreement, (ii) if the First Lien Agent or the other First Lien Lenders (or any subset thereof) are granted adequate protection in the form of a superpriority administrative claim in connection with any DIP Financing or use of its cash collateral under Section 363 or Section 364 of the Bankruptcy Code, then the Second Lien Agent, on behalf of itself or any other Noteholder, may seek or request adequate protection in the form of a superpriority administrative claim, which claim is subordinated to the superpriority claims granted to the First Lien Agent on the same basis as the other claims of the Noteholders are so subordinated to the claims of the First Lien Lenders under this Agreement, (iii) if, notwithstanding the foregoing, the Second Lien Agent or any other Noteholder is granted a replacement Lien or a Lien on additional Collateral and/or a superpriority administrative claim as adequate protection for the Noteholder Debt, but the First Lien Agent is not granted a senior and prior Lien on the same Collateral or a senior and/or prior administrative claim with respect to the First Lien Debt (as applicable), then until the First Lien Lender Termination Date, such replacement Lien or Lein on additional Collateral and/or superpriority administrative claim (as applicable) shall be assigned to the First Lien Agent for application to the First Lien Debt to the same extent and on the same terms as proceeds of the Collateral, and (iv) if the First Lien Agent or the other First Lien Lenders are granted adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments, or otherwise with the consent of the First Lien Agent, then the Second Lien Agent and the Noteholders shall not be prohibited from seeking adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments (as applicable), subject to the right of the First Lien Lenders to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Lien Agent and the Noteholders.

6.5 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any other First Lien Lender from objecting in any Insolvency Proceeding or otherwise to any action taken by the Second Lien Agent or any other Noteholder, including, without limitation, action by the Second Lien Agent or any other Noteholder seeking adequate protection or asserting any of its rights and remedies under the Noteholder Documents or otherwise.

6.6 Avoidance Recoveries. If the First Lien Agent or any other First Lien Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a “Recovery”), then the relevant First Lien Debt shall be reinstated to the extent of such Recovery and the First Lien Agent or such First Lien Lender shall be entitled to all of the rights and remedies with respect to such Recovery under the First Lien Lender Documents or otherwise that it would have had if it had not received the payment that formed the basis for such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.7 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Debt and Noteholder Debt, then, to the extent the debt obligations distributed on account of First Lien Debt and Noteholder Debt are secured by Liens on the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.8 Asset Sales in Bankruptcy. The Second Lien Agent, for each of the Noteholders, agrees that it will not object to or oppose a sale or other disposition of any Collateral or other assets, properties or capital stock securing the First Lien Debt (or any portion thereof) free and clear of security interests, liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the First Lien Agent has consented to such sale or disposition, provided that the Liens of the Second Lien Agent in such Collateral attach to the proceeds thereof from such sale with the same priority relative to the Liens of the First Lien Lenders as its Liens in such Collateral, and provided further that the Second Lien Agent and the Noteholders may assert any objection to such sale or other disposition that could be asserted by an unsecured creditor in any Insolvency Proceeding; without limiting the foregoing, neither the Second Lien Agent nor any other Noteholder may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other applicable bankruptcy law) with respect to the Liens granted to such person in respect of such assets.

6.9 Agreement Not to Commence Insolvency Proceeding. The Second Lien Agent, for and on behalf of the Noteholders, agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any Insolvency Proceeding prior to the First Lien Lender Termination Date without the consent of the First Lien Agent.

6.10  Post-Petition Interest. The Second Lien Agent, on behalf of itself and the other Noteholders, agrees that none of them shall contest (or support any other Person in contesting) any request by the First Lien Agent or any of the other First Lien Lenders for the allowance of a claim for post-petition interest (whether at the default rate or otherwise).  To the extent the First Lien Lenders are awarded or otherwise granted an allowed claim in any Insolvency Proceeding with respect to post-petition interest, nothing herein shall prevent the Second Lien Agent from seeking or otherwise asserting a claim for post-petition interest to the extent of the value of the Lien of the Second Lien Agent and the Noteholders on the Collateral (after taking into account the First Lien Debt).

Section 7. Second Lien Noteholders’ Purchase Option.

7.1 Exercise of Option. On or after the occurrence and during the continuance of an event of default under the First Lien Credit Agreement and either the acceleration of all of the First Lien Debt or the receipt by the Second Lien Agent of written notice from the First Lien Agent of its intention to commence to foreclose or take any similar action to realize upon the Collateral as provided in Section 7.5 below, the Noteholders shall have the option at any time within five (5) Business Days of such acceleration or written notice, upon five (5) Business Days’ prior written notice by the Second Lien Agent (sent at the direction of and on behalf of the Purchasing Noteholders (defined below)) to the First Lien Agent, to purchase all (but not less than all) of the First Lien Debt from the First Lien Lenders at the purchase price set forth in Section 7.3. Such notice from the Second Lien Agent to the First Lien Agent shall be irrevocable.  Second Lien Agent shall not have any duties with respect to the purchase option described herein other than to send and receive the notices set forth in this Section 7.

7.2 Purchase and Sale. On the date specified by the Purchasing Noteholders in such notice (which shall not be less than three (3) Business Days, nor more than the lesser of (a) five (5) Business Days, after the receipt by the First Lien Agent of the notice from the Purchasing Noteholders of their election to exercise such option or (b) ten (10) Business Days after such acceleration or written notice from the First Lien Agent provided pursuant to Section 7.1 above), First Lien Lenders shall, subject to any required approval of any court or Governmental Authority (as defined in the First Lien Credit Agreement) then in effect, if any, sell to the Noteholders who elect to purchase (the “Purchasing Noteholders”), and the Purchasing Noteholders shall purchase from First Lien Lenders, all of the First Lien Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, the First Lien Lenders shall retain all rights under the First Lien Lender Documents to be indemnified or held harmless by the Obligors in accordance with the terms thereof.

7.3 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, the Purchasing Noteholders shall (i) pay to the First Lien Agent for the account of the First Lien Lenders as the purchase price therefor the full amount of all of the First Lien Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent determines is reasonably necessary to secure the First Lien Lenders in connection with any issued and outstanding letters of credit issued under the First Lien Lender Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Lien Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the First Lien Debt, and/or as to which the First Lien Lenders have not yet received final payment, and (iv) agree to reimburse the First Lien Lenders in respect of any and all indemnification obligations of the Obligors under the First Lien Lender Documents.  (b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Lien Agent as the First Lien Agent may designate in writing to the Purchasing Noteholders for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Noteholders to the bank account designated by the First Lien Agent are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Noteholders to the bank account designated by the First Lien Agent are received in such bank account later than 12:00 noon, New York City time.

7.4 Representations Upon Purchase and Sale. Such purchase shall be expressly made without representation or warranty of any kind by First Lien Lenders as to the First Lien Debt, the Collateral or otherwise and without recourse to First Lien Lenders, except that each First Lien Lender shall represent and warrant, severally, as to it: (a) the principal amount of the First Lien Debt being purchased from it are as reflected in the books and records of such First Lien Lender (but without representation or warranty as to the collectibility, validity or enforceability or any other matter in respect thereof), (b) that such First Lien Lender owns the First Lien Debt being sold by it free and clear of any liens or encumbrances and (c) such First Lien Lender has the right to assign the First Lien Debt being sold by it and the assignment is duly authorized. Upon the purchase by the Purchasing Noteholders of the First Lien Debt, the Purchasing Noteholders will enter into an agreement to indemnify and hold the First Lien Lenders harmless from and against all loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) suffered or incurred by the First Lien Lenders arising from or in any way relating to acts or omissions of the First Lien Agent or any other First Lien Lender after the purchase.

7.5 Notice from First Lien Agent Prior to Enforcement Action. In the absence of an Exigent Circumstance (as defined below), the First Lien Agent agrees that it will give the Second Lien Agent five (5) Business Days prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Collateral. In the event that during such five (5) Business Day period, the Second Lien Agent shall send (at the direction of and on behalf of Purchasing Noteholders) to the First Lien Agent the irrevocable notice of the intention of the Purchasing Noteholders to exercise the purchase option given by the First Lien Lenders to the Purchasing Noteholders under this Section 7, the First Lien Lenders shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral; provided that, the purchase and sale with respect to the First Lien Debt provided for herein shall have closed within five (5) Business Days thereafter and the First Lien Lenders shall have received final payment in full of the First Lien Debt as provided for herein within such five (5) Business Day period. Notwithstanding the foregoing, if an Exigent Circumstance exists, the First Lien Agent will give Second Lien Agent notice as soon as practicable and in any event contemporaneously with the taking of such action. As used herein “Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of the First Lien Agent to realize upon all or any portion of the Collateral, such as, without limitation, a competing claim, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

Section 8. Reliance; Waivers; etc.

8.1 Reliance. The consent by the First Lien Lenders to the Lien on the Collateral granted to the Second Lien Agent on behalf of the Noteholders, and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Agent or any other First Lien Lender to the Obligors, shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Agent, on behalf of the First Lien Lenders, acknowledges that it and the other First Lien Lenders have, independently and without reliance on the Second Lien Agent or any other Noteholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Agent, on behalf the Noteholders, acknowledges that it and the other Noteholders have, independently and without reliance on the First Lien Agent or any other First Lien Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

8.2 No Warranties or Liability. The First Lien Agent, for and on behalf of the First Lien Lenders, acknowledges and agrees that neither the Second Lien Agent nor any other Noteholder has made any express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Noteholder Debt or the Noteholder Documents. The Second Lien Agent, for and on behalf of the Noteholders, acknowledges and agrees that neither the First Lien Agent nor any other First Lien Lender has made any express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the First Lien Debt or the First Lien Lender Documents. The First Lien Agent and the other First Lien Lenders will be entitled to manage and supervise their respective loans and extensions of credit to the Borrower in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Agent and the other First Lien Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent or any other Noteholder have in the Collateral or otherwise, except as otherwise expressly provided in this Agreement. The First Lien Agent and the other First Lien Lenders shall have no duty to the Second Lien Agent or any other Noteholder, and the Second Lien Agent and the other Noteholders shall have no duty to the First Lien Agent or any other First Lien Lender, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including, without limitation, the Noteholder Documents and the First Lien Lender Documents), regardless of any knowledge thereof which they may have or be charged with.

8.3 No Waiver of Lien Priorities.

           (a) No right of the First Lien Agent, the other First Lien Lenders, or any of them, to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by the First Lien Agent or any other First Lien Lender, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the First Lien Agent or the other First Lien Lenders, or any of them, may have or be otherwise charged with.

           (b) Without in any way limiting the generality of Section 8.3(a) (but subject to the rights of the Obligors under the First Lien Lender Documents), the First Lien Agent, the other First Lien Lenders, or any of one or more of them, may, at any time and from time to time, without the consent of, or notice to, the Second Lien Agent or any other Noteholder, without incurring any liabilities to the Second Lien Agent or any other Noteholder and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any other Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Lien Debt or any Lien in any Collateral or guaranty thereof or any liability of any Obligor or any other Person to the First Lien Agent or any other First Lien Lender (including, without limitation, any increase in or extension of any of the First Lien Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any of the First Lien Lender Documents;

(ii) subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor or any other Person to the First Lien Agent or any other First Lien Lender, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Debt or any other liability of any Obligor or any other Person or any Lien therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, any of the First Lien Debt) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any other Person or any Collateral or any Lien therefor, elect any remedy and otherwise deal freely with any Obligor or any other Person or any Collateral or any Lien therefor.

           (c) The Second Lien Agent, on behalf of itself and the other Noteholders, also agrees that the First Lien Agent and the other First Lien Lenders shall have no liability to the Second Lien Agent or any other Noteholder, and the Second Lien Agent, on behalf of itself and the other Noteholders, hereby waives any claim against the First Lien Agent or any other First Lien Lender, arising out of any and all actions which the First Lien Agent or any other First Lien Lender may take or permit or omit to take with respect to: (i) any of the First Lien Lender Documents, (ii) the collection of any of the First Lien Debt or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any of the Collateral. The Second Lien Agent, on behalf of itself and the other Noteholders, agrees that the First Lien Agent and the other First Lien Lenders have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Debt or otherwise.

           (d) The Second Lien Agent, on behalf of itself and the other Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

8.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the other First Lien Lenders and the Second Lien Agent and the other Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

           (a) any lack of validity or enforceability of any First Lien Lender Documents or any Noteholder Documents;

           (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Debt or Noteholder Debt, or any amendment or waiver or other modification (including, without limitation, any increase in the amount thereof, whether by course of conduct or otherwise) of the terms of the First Lien Credit Agreement or any other First Lien Lender Document or of the terms of the Indenture or any other Noteholder Document;

           (c) any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Debt or Noteholder Debt or any guarantee thereof;

            (d) the commencement of any Insolvency Proceeding in respect of any Obligor; or

           (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of any of the First Lien Debt, or of the Second Lien Agent or any other Noteholder in respect of this Agreement.

Nothing in this Section 8.4 shall be construed as a consent or waiver by the First Lien Agent or any other First Lien Lender to any action by the Second Lien Agent or the other Noteholders or under any of the Noteholder Documents that is not otherwise permitted under the First Lien Lender Documents.

Section 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern. In the event of any conflict between any instruction, request or direction given by the First Lien Agent to the Second Lien Agent or any other Noteholder hereunder and any instruction, request or direction given by any First Lien Lender to the Second Lien Agent or any other Noteholder hereunder, the instruction, request or direction given by the First Lien Agent shall govern.

9.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the First Lien Lender Termination Date shall have occurred. This is a continuing agreement of lien subordination and the First Lien Agent and First Lien Lenders may continue, at any time and without notice to the Second Lien Agent or any other Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Obligors in reliance on this Agreement. The Second Lien Agent, on behalf of itself and the other Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.

9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Second Lien Agent and the First Lien Agent, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrower and Guarantors shall not have any right to amend, modify or waive any provision of this Agreement, nor shall any consent or signed writing be required of any of them to effect any amendment, modification or waiver of any provision of this Agreement. The First Lien Agent and the Second Lien Agent agree that they will at the request of the Borrower and at the Borrower’s expense enter into such amendments to this Agreement as may be necessary to add other parties holding any Permitted Additional Pari Passu Obligations (as defined in the Indenture) (and any agent or trustee therefor) to the extent such obligations are not prohibited by the First Lien Credit Agreement, any other First Lien Lender Document, the Indenture or any other Noteholder Document and the Borrower delivers an officer’s certificate to such effect to each of the First Lien Agent and the Second Lien Agent and establish that the Lien on the Collateral securing such Permitted Additional Pari Passu Obligations shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Lenders and shall share in the benefits of the Collateral equally and ratably with all Liens on the Collateral securing any Noteholder Debt, and provide to the holders of such Permitted Additional Pari Passu Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Second Lien Agent) as are provided to the Noteholders under this Agreement.

9.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First Lien Agent and the other First Lien Lenders, on the one hand, and the Second Lien Agent and the other Noteholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its subsidiaries and all Obligors in respect of the First Lien Debt or the Noteholder Debt, as the case may be, and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Debt or the Noteholder Debt. The First Lien Agent and the other First Lien Lenders shall have no duty to advise the Second Lien Agent or any other Noteholder of information known to it or them regarding such condition or any such circumstances or otherwise and the Second Lien Agent and the other Noteholders shall have no duty to advise the First Lien Agent or any other First Lien Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Agent or any other First Lien Lender or the Second Lien Agent or any other Noteholder, as applicable, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any other from time to time Noteholder or the First Lien Agent or any other First Lien Lender, as applicable, it or they shall not make any express or implied representation or warranty with respect to such information, including the accuracy, completeness, truthfulness or validity thereof, and shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

9.5 Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.7 for such party. Service so made shall be deemed to be completed four (4) Business Days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

9.6 Application of Payments. As between the First Lien Agent and the other First Lien Lenders, on the one hand, and the Second Lien Agent and the other Noteholders, on the other hand, all payments received by the First Lien Agent or the other First Lien Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Debt as the First Lien Agent and/or the other First Lien Lenders, in their sole discretion, deem appropriate. The Second Lien Agent, on behalf of itself and the other Noteholders, assents to any extension or postponement of the time of payment of the First Lien Debt or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Collateral which may at any time secure any part of the First Lien Debt and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7 Notices. All notices to the Noteholders and the First Lien Lenders permitted or required under this Agreement shall be sent to the Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Further Assurances. The Second Lien Agent, for and on behalf of the Noteholders, agrees that each of them shall take such further action and shall execute and deliver to the First Lien Agent and the other First Lien Lenders such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the other First Lien Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  The First Lien Agent, for and on behalf of the First Lien Lenders, agrees that each of them shall take such further action and shall execute and deliver to the Second Lien Agent and the Noteholders such additional documents and instruments (in recordable form, if requested) as the Second Lien Agent or the Noteholders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

9.9 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be governed by and construed and enforced in accordance with the laws of the State of New York.

9.10 Specific Performance. Each of the First Lien Agent and Second Lien Agent may demand specific performance of this Agreement. The Second Lien Agent, for and on behalf of the Noteholders, and the First Lien Agent, for and on behalf of the First Lien Lenders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent or the Second Lien Agent, as the case may be.

9.11 Section Titles; Time Periods; Capacities. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”. All references to the Borrower or any Guarantor shall include the Borrower or such Guarantor as an obligor under the First Lien Lender Documents and Noteholder Documents, regardless of its capacity as a borrower or guarantor thereunder.

9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

9.13 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.14 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement and the obligations, rights and benefits hereof shall bind and inure to the benefit of the First Lien Agent and the other First Lien Lenders and their respective successors and assigns and the Second Lien Agent and the other Noteholders and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

9.15 The Second Lien Agent. Each party hereto hereby acknowledges and agrees that the Second Lien Agent is entering into this Agreement solely in its capacity as collateral agent under the Indenture and not in its individual capacity. The Second Lien Agent shall not be deemed to owe any fiduciary duty to the First Lien Agent or the other First Lien Lenders. The Second Lien Agent undertakes to perform and observe only such covenants and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Second Lien Agent.  The entering into and performance of this Agreement by the Second Lien Agent shall not reduce, limit or otherwise modify any of the Second Lien Agent’s rights, immunities, exculpations or indemnities provided under the Indenture and the other Noteholder Documents.

[Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FIRST LIEN AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Agent

	By:	/s/ Jennifer Boland
	Name:	Jennifer Boland
	Title:	Senior Vice President

Address for notices: Wells Fargo Bank, N.A. 400 Capital Mall, 7th Floor Sacramento, California 95814 Attn: Jim LaBella Tel: (916) 558-4023 Fax: (866) 647-1510

SECOND LIEN AGENT:	U.S. BANK NATIONAL ASSOCIATION, Not in its individual capacity, but solely as Second Lien Agent

	By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

Address for notices:

U.S. Bank National Association
Global Corporate Trust Services
Mail Station:  SF-CA-SFCT
One California Street, Suite 1000
San Francisco, CA 94111
Attn:  A. Fung (GenCorp)
Tel:  (415) 677-3593
Fax:  (415) 677-3769

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

Borrower and each of Borrower’s undersigned Subsidiaries each hereby acknowledge, as of the date first written above, that they have received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agree to recognize all rights granted by the Initial Intercreditor Agreement to First Lien Agent, the other First Lien Lenders, Second Lien Agent, and the Noteholders, waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement.  Borrower and each of Borrower’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

BORROWER:	GENCORP INC., an Ohio corporation

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

GUARANTORS:	AEROJET-GENERAL CORPORATION, an Ohio corporation

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Chief Financial Officer

PRATT & WHITNEY ROCKETDYNE, INC., a Delaware corporation

By:	/s/ Kathleen E. Redd
Name:	Kathleen E. Redd
Title:	Vice President and Treasurer

ARDE, INC., a New Jersey corporation

By:	/s/ Kathleen E. Redd
Name:	Kathleen E. Redd
Title:	Vice President and Treasurer

ARDE-BARINCO, INC., a New Jersey corporation

By:	/s/ Kathleen E. Redd
Name:	Kathleen E. Redd
Title:	Vice President and Treasurer

[Acknowledgment – Intercreditor Agreement]